Exhibit 10.3

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (“Agreement”) is made as of this 26th day of February, 2013 by and between BIO-key International, Inc., a Delaware corporation (the “Company”), and DRNC Holdings, Inc., a Delaware corporation (the “Investor”).

Recitals:

The Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, 4,026,935 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company for an aggregate purchase price of $402,693.50 (the “Purchase Price”).

NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Investor hereby agree as follows:

1.           Definitions.  In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the 1933 Act.

“Action” has the meaning set forth in Section 4.7.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New Jersey are open for the general transaction of business.

“Closing” means the closing of the transactions contemplated by this Agreement.

“Closing Date” means the date of the Closing.

“Commission” means the United States Securities and Exchange Commission or any successor thereto.

“Common Stock” has the meaning set forth in the Recitals.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Debt” means, with respect to any Person, without duplication, (i) indebtedness  of such Person for borrowed money; (ii) the principal of and premium, coupon or interest obligations (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (whether of a convertible nature or otherwise); (iii) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance, guarantee, surety, performance bond, or similar transaction; (iv) all obligations of such Person under capital or financing leases; (v) guarantees in respect of Indebtedness referred to in clauses (i) through (iv) above and clause (vii) below; (vi) all obligations of any other Person of the type referred to in clauses (i) through (iv) which are secured by any lien or encumbrance on any property or asset of such Person; (vii) all obligations under any swap, hedging or similar agreement or combination thereof designed to protect against fluctuations in interest rates, currency exchange rates or other changes in value; (viii) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing or any liability or obligation of the types referred to in clauses (i) through (vii) above; and (ix) any and all amounts of any prepayment premium, penalties, break fees, expenses and other similar obligations which would arise if any of the Debt referred to in the foregoing clauses (i) through (viii) were prepaid, extinguished, unwound or settled in full as of the date hereof.

“GAAP” has the meaning set forth in Section 4.10.

“Investor Party” has the meaning set forth in Section 6.1.

“Loan Documents” means the Note, any Note Guarantee, the Note Purchase Agreement and the Note Security Agreement.

“Losses” has the meaning set forth in Section 6.1.

“Material Adverse Effect” means any event, circumstance, condition, development or effect that, individually or in the aggregate with other events, circumstances, conditions, developments and effects, has a material adverse effect on the assets, liabilities, properties, results of operations, condition (financial or otherwise), prospects or business of the Company and its Subsidiaries taken as a whole.

“Note” has the meaning set forth in the Note Purchase Agreement.

“Note Guarantee” has the meaning set forth in the Note Purchase Agreement.

“Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of the date hereof, by and between the Company and the Investor.

“Note Security Agreement” has the meaning set forth in the Note Purchase Agreement.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Purchase Price” has the meaning set forth in the Recitals.

“Registration Statement” has the meaning set forth in Section 6.2.

“SEC Filings” has the meaning set forth in Section 4.10.

“Shares” has the meaning set forth in the Recitals.

“Subsidiary” of any Person means any Person of which securities or other ownership interests representing more than fifty percent of the equity or more than fifty percent of the ordinary voting power or, in the case of a partnership, more than fifty percent of the general partnership ownership interests are, as of such date, owned, controlled or held by, or a majority of such entity's gains or losses is entitled to be allocated to, the applicable Person or one or more subsidiaries of such Person.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or OTC Bulletin Board (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement and the Loan Documents.

“Transfer” means to sell, assign, transfer or dispose of.

“Versant Lien” shall mean the security interest granted by the Company in favor of Versant Funding LLC in connection with the Factoring Agreement dated December 20, 2011, by and between the Company and Versant Funding LLC, under the Security Agreement dated December 20, 2011, by and between the Company and Versant Funding LLC.

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.           Purchase and Sale of the Shares.  Subject to the terms and conditions of this Agreement, at the Closing, the Investor shall purchase, and the Company shall sell and issue to the Investor, the Shares in exchange for the Purchase Price.  The Investor shall pay the Purchase Price, in United States dollars, by wire transfer of immediately available funds to the Company’s account set forth on Schedule I attached hereto.

3.           Closing.  The Closing shall take place on the date hereof following the satisfaction (or waiver) of the conditions to Closing set forth in Section 7 through an exchange of consideration and documents using wire transfers, overnight courier service, electronic mail and/or facsimile transmission, or at such other time and place and by such other means as the Company and the Investor mutually agree upon.  At the Closing, the Company shall deliver to the Investor a stock certificate, registered in the name of the Investor, representing the Shares.

4.           Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investor on and as of date hereof, that, except as disclosed in the SEC Filings other than disclosures in such SEC Filings contained under the heading “Risk Factors,” any disclosures contained in any “forward-looking statements” disclaimer or any other statements that are predictive or forward-looking in nature:

4.1           Organization, Good Standing and Qualification.  Each of the Company and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties.  Neither the Company nor any of its Subsidiaries is in violation or default of any of the provisions of its certificate or articles of incorporation, operating agreement, bylaws or other organizational or charter documents.  Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or its leasing of property makes such qualification or licensing necessary, unless the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.

4.2           Authorization.  The Company has full power and authority and has taken all requisite action on the part of the Company for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Shares.  The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

4.3           Valid Issuance.  The Shares and the Note have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, (in the case of the Shares) fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws.

4.4           Consents.  The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Shares and the Note require no consent of, action by or in respect of, no notice to, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.

4.5           No Conflict, Breach, Violation or Default.  The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Shares and the Note will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Incorporation or the Company Bylaws, both as in effect on the date hereof, or (ii)(a) any statute, rule, regulation or order of any governmental agency or body, any exchange, or any court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of its respective assets or properties, or (b) any agreement or instrument to which the Company is a party or by which the Company or any of its Subsidiaries is bound or to which any of their respective assets or properties is subject.

4.6           Certificates, Authorities and Permits.  Each of the Company and its Subsidiaries possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies (including the Federal Communications Commission) necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

4.7           Litigation.  There are no pending or, to the knowledge of the Company, threatened actions, suits or proceedings before a court of competent jurisdiction or a tribunal (collectively, an “Action”) against the Company or any Subsidiary which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Shares or the Note or (ii) could, if there were an unfavorable decision, reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any of its Subsidiaries is nor has any of them been within the last five (5) years the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  To the knowledge of the Company, there has not been and there is not pending or contemplated any investigation by the Commission targeting the Company or any of its

Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries in respect of any actions by such director or officer with respect to the Company or any of its Subsidiaries.

4.8           Brokers and Finders.  No Person will have, as a result of the issuance of the Shares or the Note, any valid right, interest or claim against or upon the Company or the Investor or any of their respective Affiliates for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company or any of its Affiliates.

4.9           Private Placement.  Subject to the accuracy of the representations and warranties of the Investor contained in Section 5 hereof, the offer and sale of the Shares to the Investor as contemplated hereby is exempt from the registration requirements of the 1933 Act.

4.10           SEC Filings.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve (12) months immediately preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein being collectively referred to herein as the “SEC Filings”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Filings prior to the expiration of any such extension.  As of their respective dates, the SEC Filings complied in all material respects with the requirements of the 1933 Act and the 1934 Act, as applicable, and none of the SEC Filings, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Filings comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

4.11           Capitalization.  The capitalization of the Company is as set forth in the Company’s Annual Report on Form 10-K filed on April 4, 2012.  The Company has not issued any capital stock since April 4, 2012, other than pursuant to the exercise of employee and director stock options under the Company’s equity compensation plans, the issuance of employee and director equity compensation under the Company’s equity compensation plans and the issuance of shares of Common Stock to employees and directors pursuant to the Company’s equity compensation plans.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Shares, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  Except for agreements filed as exhibits to the SEC Filings, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

4.12           Material Changes; Undisclosed Events or Liabilities.

(a)           Since the date of the latest audited financial statements included within the SEC Filings, (i) there has been no event, circumstance, condition, development or effect that, individually or in the aggregate with other  events, circumstances, conditions, developments and effects, has had or that could reasonably be expected to have a Material Adverse Effect, (ii) the Company has not altered its method of accounting, (iii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (iv) the Company and its Subsidiaries have not sold or disposed of any assets or properties that, individually or in the aggregate, are material outside the ordinary course of business or suffered any loss, destruction or damage to any assets or properties that, individually or in the aggregate, are material, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company and its Subsidiaries do not have any liabilities or obligations (contingent or otherwise) that, individually or in the aggregate, have had or could reasonably be expected to have, a Material Adverse Effect, other than (A) liabilities and obligations reflected in the most recent balance sheet of the Company filed with the Commission, (B) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice since the date of such balance sheet, (C) liabilities arising in the ordinary course of business and not resulting from any violation of law or breach of contract that are not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, and (D) pursuant to or as contemplated by this Agreement.

(b)           As of the Closing, the Company and its Subsidiaries will have no outstanding Debt other than the Note.  There is no outstanding mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any nature, upon or with respect to any of the properties or assets of the Company and its Subsidiaries, except for mortgages, deeds of trust, pledges, liens, security interests or other charges or encumbrances (i) imposed by law for taxes, assessments or governmental charges or levies on property of the Company or any Subsidiary that are (1) not yet be due, or (2) (x) are being contested in good faith and by appropriate proceedings and (y) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP; (ii) carriers’, warehousemen’s and mechanics’ liens and other similar liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days; (iii) arising out of pledges or deposits under workmen’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation; (iv) securing the performance of bids, tenders, contracts (other than for the repayment of borrowed money), statutory obligations and surety bonds, in each case in the ordinary course of business; (v) in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property imposed by law or arising in the ordinary course of business which do not materially detract from the affected property’s value or impair its use or interfere with the ordinary course of conduct of the Company or any of its Subsidiaries; (vi) arising by operation of law in favor of the owner or sublessor of leased premises and confined to the real property rented; or (vii) arising out of the Versant Lien.

4.13           Compliance.  The Company and its Subsidiaries: (i) are not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other material written agreement or written instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) are not in violation of any judgment, decree or order of any court, arbitrator or governmental body in which the Company or any of its Subsidiaries is named as a party, and (iii) since January 1, 2010 have not been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.14           Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(g) of the 1934 Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the 1934 Act nor has the Company received any written notification that the Commission is contemplating terminating such registration.  The Company has not, in the 12 months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all such listing and maintenance requirements in all material respects.

4.15           Representations Complete.  None of the representations or warranties made by the Company in this Agreement, and none of the statements made in any exhibit, schedule or certificate furnished by the Company pursuant to this Agreement or any Transaction Document, contains or will contain at the Closing any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

5.           Representations, Warranties and Agreements of the Investor.  The Investor hereby represents and warrants to the Company on and as of the date hereof that:

5.1           Authorization.  The execution, delivery and performance by the Investor of the Transaction Documents to which the Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.2           Purchase Entirely for Own Account.  The Shares will be acquired for the Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act; provided, however, by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act but subject at all times to the transfer restrictions set forth in Section 8.  The Investor is acquiring the Shares hereunder in the ordinary course of its business. The Investor is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

5.3           Investment Experience.  The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.4           Disclosure of Information.  The Investor has had an opportunity to receive all additional information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares.

5.5           Restricted Securities.  The Investor understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.6           Legends.

(a)           It is understood that, except as provided below, certificates evidencing the Shares may bear the following or any similar legend:

“The securities represented hereby may not be transferred unless (A)(i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, or (ii) the Company has received an opinion of counsel satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws and (B) such transfer is in compliance with the terms of the Purchase Agreement between the Company and the Investor, including the transfer restrictions set forth in Section 8 thereof.”

(b)           If required by the authorities of any state in connection with the issuance of sale of the Shares, the legend required by such state authority.

(c)           The Investor acknowledges and agrees that the Shares are subject to the transfer restrictions set forth in Section 8 of this Agreement.

5.7           Accredited Investor.  The Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

5.8           No General Solicitation.  The Investor did not learn of the investment in the Shares as a result of any “general advertising” or “general solicitation” as those terms are contemplated in Regulation D, as amended, under the 1933 Act.

5.9           Brokers and Finders.  No Person will have, as a result of the issuance of the Shares, any valid right, interest or claim against or upon the Company or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor.

5.10           Restriction on Hedging.  For so long as the Investor owns the Shares, the Investor will not engage in, and has not engaged in prior to the Closing Date, directly or indirectly, any hedging or other transaction which is designed to or reasonably expected to reduce the Investor’s risk with respect to, or hedge against losses in respect of, shares of Common Stock. Such prohibited hedging or other transactions would include without limitation any short position or sale or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.  For the avoidance of doubt, nothing in this Section 5.10 is intended to preclude the Investor from effecting a Transfer of Shares (or any other shares of Common Stock hereafter acquired or received by the Investor in accordance with the provisions of this Agreement) pursuant to an effective registration statement or otherwise in compliance with applicable securities laws.

6.           Other Agreements of the Parties.

6.1           Indemnification.

(a)           Subject to the provisions of this Section 6.1, each party (an “Indemnifying Party”) will indemnify and hold the other party and such other party’s directors, officers, shareholders, members, partners, employees and agents, each Person who controls the such other party (within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act), and the directors, officers, shareholders, agents, members, partners or employees of such controlling persons (each, an “Indemnified Party”) harmless from any and all losses (including any diminution in value), liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (“Losses”) that any such Indemnified Party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Indemnifying Party in this Agreement or in the other Transaction Documents.  If any action shall be brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, the Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnified Party.  Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party.  An Indemnifying Party will not be liable to any Indemnified Party under this Agreement (x) for any Losses constituting punitive, exemplary or special damages, except to the extent awarded to a third party; (y) for any settlement by an Indemnified Party effected without the Indemnifying Party’s prior written consent (which shall not be unreasonably withheld); or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to the breach by an Indemnified Party or its Affiliate of any of the representations, warranties, covenants or agreements made by such Indemnified Party or its Affiliate in this Agreement or in the other Transaction Documents, any violations by the Indemnified Party or its Affiliate of state or federal securities laws or any conduct by the Indemnified Party or its Affiliate which constitutes fraud, gross negligence, willful misconduct or malfeasance.

(b)           If the Closing occurs, except in the case of fraud, the Company shall not be liable for any Losses for breach of the representations and warranties of the Company contained herein (i) unless and until the aggregate claims therefor exceed $5,000 or (ii) for an aggregate amount in excess of the 150% of the Purchase Price.

6.2           Registration.  Within one hundred twenty (120) days after the Closing, the Company agrees to file with the Commission a registration statement (the “Registration Statement”) to register the Shares (and any other shares of Common Stock hereafter acquired or received by the Investor in accordance with the provisions of this Agreement).  The Company will use its best efforts to cause the Registration Statement to be declared effective within sixty (60) days (or 90 days in the event of review by the Commission) following the date of filing. In connection with any such Registration Statement, the Company shall enter into a selling stockholder agreement with the Investor in customary form for a registered secondary offering which shall, among other things, provide for indemnification and contribution in favor of the Investor.

6.3           Listing of Common Stock.  The Company hereby agrees to use its commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the OTC Bulletin Board, and the Company shall promptly apply to list or quote all of the Shares. The Company agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares (and any other shares of Common Stock hereafter acquired or received by the Investor in accordance with the provisions of this Agreement), and will take such other action as is necessary to cause all of the Shares (and any other shares of Common Stock hereafter acquired or received by the Investor in accordance with the provisions of this Agreement) to be listed or quoted on such Trading Market as promptly as possible.

6.4           Anti-Dilution.   If at any time within nine (9) months from the Closing Date the Company sells or issues any Common Stock or Common Stock Equivalents (other than sales or issuances to directors, officers, employees or independent contractors in the ordinary course of business for compensation purposes and stock splits and stock dividends payable in respect of the Common Stock) having a purchase, exercise or conversion price per share of Common Stock less than the purchase price per Share paid by the Investor under this Agreement (appropriately adjusted to account for any stock split, stock dividend or similar change affecting the Common Stock) (such price per share, as amended by reason of any adjustment or adjustments under this Section 6.4, the “Per Share Price”), then in such event the Per Share  Price shall automatically be reduced to be equal to the lowest price per share of Common Stock paid or payable in any such sale or issuance and the Company shall issue to the Investor a number of additional validly issued, fully paid and non-assessable shares of Common Stock such that the aggregate number of shares of Common Stock issued to the Investor pursuant to this Agreement shall equal the result obtained by dividing the Purchase Price by the Per Share Price.

6.5           Changes in Outstanding Common Stock.  The Company shall promptly (and in any event within five (5) Business Days of any such event) notify the Investor of any change in the number of outstanding shares of Common Stock that results in the Investor owning more than five per cent (5%) of the outstanding shares of Common Stock.

7.           Conditions to Closing.

7.1           Conditions to the Investor’s Obligations. The obligation of the Investor to purchase the Shares at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Investor:

(a)           The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects at all times prior to and on the Closing Date.

(b)           The Company shall have obtained in a timely fashion any and all consents, approvals and waivers necessary or appropriate for consummation of the purchase and sale of the Shares and the Note, and all of which shall be and remain so long as necessary in full force and effect.

(c)           No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, or self-regulatory organization enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(d)           The Company shall have delivered to the Investor the Note Purchase Agreement and the Note Security Agreement, duly executed by the Company.

(e)           The Company shall have delivered to the Investor the Note, duly executed by the Company.

(f)           All agreements, documents and instruments required to be executed, delivered, filed and/or recorded in connection with the Note Purchase Agreement and the Note Security Agreement, including, without limitation, UCC financing statements, shall have been so executed and delivered and shall be in proper form for filing and/or recording.

(g)           The Company shall consummate, concurrently with the Closing, the issuance and sale of additional shares of Common Stock having an aggregate purchase price of $500,000 (the “Additional Issuance”) on terms no less favorable to the Company than the terms of this Agreement.  If any term or provision of such Additional Issuance is more favorable to the purchaser of such Common Stock than the terms of this Agreement, the terms and provisions of this Agreement shall be amended, prior to the Closing, to be no less favorable to the Investor than the terms and provisions of such Additional Issuance.

7.2           Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Shares to the Investor at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which (other than subsection (b) below) may be waived by the Company:

(a)           The representations and warranties made by the Investor in Section 5 hereof shall be true and correct at all times prior to and on the Closing Date.

(b)           The Investor shall have delivered the Purchase Price to the Company.

(c)           No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, or self-regulatory organization enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(d)           The Investor shall have delivered to the Company the Note Purchase Agreement, duly executed by the Investor.

8.           Transfer Restrictions.  The Shares may not be Transferred by the Investor prior to the six-month anniversary of the Closing Date.  Following the six-month anniversary of the Closing Date, the Investor may, subject to compliance with applicable securities laws, Transfer Shares.  The Investor acknowledges and agrees that the Company shall issue to its transfer agent such instructions, directions and stop transfer orders as are necessary to implement the provision of this Section 8.

9.           Miscellaneous.

9.1           Survival.  All representations and warranties contained in this Agreement shall be deemed to be representations and warranties as of the date hereof, and such representations and warranties, together with the right to assert a claim in respect thereof, shall survive the Closing until the expiration of the applicable statute of limitations, with the exception of the representations and warranties contained in Sections 4.6, 4.7, 4.9, 4.10, 4.12, 4.13, 4.14 and 4.15, which shall survive until the eighteen-month anniversary of the date hereof.  The covenants and agreements contained in this Agreement shall survive the Closing Date until the expiration of the applicable statute of limitations.

9.2           Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Neither the Company nor the Investor may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party; provided, however, that the Investor may assign some or all of its rights hereunder to any Affiliate of the Investor without the consent of the Company.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

9.3           Counterparts; Faxes.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

9.4           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.5           Notices.  Any notices, demands and communications to a party hereunder shall be in writing and shall be deemed to have been duly given and received (a) if delivered personally, as of the date received, (b) if delivered by certified mail, return receipt requested, three business days after being mailed, (c) if delivered by a nationally recognized overnight delivery service, two business days after being entrusted to such delivery service, or (d) if sent via facsimile, electronic mail or similar electronic transmission, as of the date received, to such party at its address set forth below (or such other address as it may from time to time designate in writing to the other parties hereto):

If to the Company:

BIO-key International, Inc.
3349 Highway 138
Building D, Suite A
Wall, NJ 07719
Attention:  Mike DePasquale, President and CEO
Fax:  (732) 359-1101

With a copy to:

Choate, Hall & Stewart LLP
Two International Place
Boston, MA  02110
Facsimile:  (617) 248-4000
Attention:  Charles J. Johnson, Esq.

If to the Investor:

DRNC Holdings, Inc.
200 Bellevue Parkway,
Suite 300
Wilmington, DE 19809-3727
Facsimile: (302) 281-3763
Attention: General Counsel

With a copy to:

Wilson, Sonsini, Goodrich & Rosati, P.C.
1301 Avenue of the Americas
40th Floor
New York, New York 10019-6022
Facsimile: (212) 999-5899
Attention:  Warren S. de Wied, Esq.

9.6           Expenses.  The Company and the Investor shall each bear their own expenses in connection with the negotiation, preparation, execution and delivery of this Agreement.

9.7           Amendments and Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor, or in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.  Any amendment or waiver effected in accordance with this Section 9.7 shall be binding upon each holder of the Shares at the time outstanding, each future holder of the Shares, and the Company.

9.8           Publicity.  No public release or announcement concerning the transactions contemplated by the Transaction Documents shall be issued by the Company or the Investor without the prior consent of the Company (in the case of a release or announcement by the Investor) or the Investor (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market on which the Shares are then listed and trading.  Notwithstanding the foregoing, to the extent that any public release or announcement is made by or on behalf of the Company, confidential treatment shall be sought by the Company with respect to any information that the parties mutually agree with the advice of counsel consists of business trade secrets or other confidential commercial or financial information in accordance with the requirements of the Freedom of Information Act and the rules and regulations thereunder.  The parties shall cooperate in connection with the preparation and submission of any such request for confidential treatment and the Company shall promptly notify the Investor of any communication by the Commission with respect to any request for confidential treatment submitted by the Company or any legal proceeding seeking disclosure of any confidential information and shall permit the Investor to participate in any response by the Company to any request by the Commission seeking disclosure of any confidential information. If disclosure of any confidential information is sought by a court or arbitrator in any proceeding by a third party, prior to any such disclosure the Company shall, to the extent permitted by law and reasonably practicable, notify the Investor so that the Investor has a reasonable opportunity to contest, limit or protect against such disclosure; provided, further, that the Company shall seek appropriate confidentiality prior to making such disclosure or use.

9.9           Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.10           Entire Agreement.  This Agreement, including Schedule I and each other exhibit and schedule attached hereto, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.  Prior drafts or versions of this Agreement shall not be used to interpret this Agreement.

9.11           Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.12           Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and the United States District Court for the Southern District of New York located in New York, New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

[signature page follows]

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Purchase Agreement as of the date first above written.

BIO-KEY INTERNATIONAL, INC.

By:   /s/ Michael W. DePasquale
Name:  Michael DePasquale
Title:  Chief Executive Officer

DRNC HOLDINGS, INC.

By:  /s/ Daniel Mullarkey
Name: Daniel Mullarkey
Title: Treasurer

[Signature Page to Purchase Agreement]

SCHEDULE I

Wire instructions for the Company

PAY TO:	SILICON VALLEY BANK
3003 TASMAN DRIVE, SANTA CLARA, CA 95054
UNITED STATES OF AMERICA

ROUTING & TRANSIT #:	121140399

SWIFT CODE:	SVBKUS6S

FOR CREDIT OF:	BIO-key International, Inc.
85 Rangeway Road, BLDG 1
North Billerica, MA 01862
UNITED STATES OF AMERICA

FINAL CREDIT ACCOUNT:	3300615308

I-1